EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of GulfMark Offshore, Inc. for the registration of common stock, preferred stock, warrants, and/or debt securities, or any combination thereof, as the case may be, not to exceed $250,000,000, and to the incorporation by reference therein of our reports dated March 9, 2006, with respect to the consolidated financial statements of GulfMark Offshore, Inc. and Subsidiaries as of December 31, 2005, and the related consolidated statements of operations, stockholders’ equity, comprehensive income, and cash flows for the year then ended, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, included in its Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP /s/ UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP

Houston, Texas

April 25, 2006